Exhibit 10.1

SILA REALTY TRUST, INC.
RESTRICTED STOCK AWARD AGREEMENT

Name of Recipient:
Number of Award Shares:

Award Date:

THIS AGREEMENT (the “Agreement”) is made and entered into as of the date set forth above (the “Award Date”), by and between Sila Realty Trust, Inc. (the “Company”), a Maryland corporation formerly known as Carter Validus Mission Critical REIT II, Inc., and the individual Recipient noted above (the “Recipient”). Unless otherwise indicated, all capitalized terms used in this Agreement are defined in the Plan as of the Award Date or in the “Definitions” section of EXHIBIT A. EXHIBIT A is incorporated by reference and is included in the definition of “Agreement.”
W I T N E S S E T H:
WHEREAS, the Company has adopted the Carter Validus Mission Critical REIT II, Inc. Amended and Restated 2014 Restricted Share Plan (the “Plan”); and
WHEREAS, Recipient has been determined to be a named executive officer of the Company; and
WHEREAS, the Board of Directors of the Company (the “Board”) or a committee thereof has authorized the grant under the Plan to Recipient of a restricted stock award of common stock of the Company (“Common Stock”), and the Company and Recipient wish to confirm herein the terms, conditions, and restrictions of the restricted stock award; and
NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1	AWARD OF SHARES
1.1 Award of Shares. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Recipient the number of shares of Common Stock (the “Award Shares”) noted above. By the execution of this Agreement, the Recipient hereby accepts the Award Shares subject to all terms and provisions of this Agreement and the Plan, which is incorporated herein by this reference.
1.2 Vesting of Award Shares. Recipient shall become vested in a percentage of the Award Shares shown below, subject (except as provided otherwise in this Section 1.2) to the Continuous Service of the Recipient from the Award Date of the Award Shares through the specified vesting date:

Vesting Schedule:
Percentage Vested:	Vesting Date:
25% 25% 25% 25%	1st anniversary of Award Date 2nd anniversary of Award Date 3rd anniversary of Award Date 4th anniversary of Award Date

If the above calculation of vested Shares would result in a fraction, any fraction will be rounded to zero. Except as otherwise provided in the Recipient’s employment agreement or offer letter or any severance plan in which the Recipient is a participant at the time of termination, upon the cessation of the Recipient’s Continuous Service prior to the Vesting Date, the Award Shares shall automatically be forfeited; provided, that if a Change of Control of the Company occurs while the Recipient is performing Continuous Service with the Company and the Award Shares are not assumed in connection with the Change of Control, then the Recipient shall nonetheless immediately, as of the date of such Change of Control, become fully (100%) vested in the Award Shares. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of the Award Shares in whole or in part. In addition, the Award Shares shall become fully (100%) vested in the event the Recipient terminates employment due to death or Disability. The Award Shares which have become vested pursuant to the vesting schedule or by virtue of such acceleration are herein referred to as the “Vested Award Shares” and all Award Shares which are not Vested Award Shares are sometimes herein referred to as the “Unvested Award Shares.”
1.3 Forfeiture of Award Shares. Except as otherwise set forth in this Award Agreement, in the event the Recipient terminates Service with the Company prior to the expiration of the applicable vesting schedule in Section 1.2, Recipient’s Award Shares which remain subject to forfeiture will be automatically forfeited immediately upon a termination of Service. As used herein, the term “Service” shall mean Recipient’s performance of services for the Company (or any direct or indirect subsidiary of the Company) in the capacity of employee, non-employee director or consultant.
1.4    Rights as Stockholder; Dividend & Voting Rights. Recipient shall be entitled to any cash distributions or dividends paid or declared on Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name; provided, however, any dividends paid in the form of common stock of the Company shall be considered Award Shares and shall be subject to all terms and provisions of this Agreement as the underlying Award Shares. Recipient shall have all voting rights applicable for all Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name. Recipient shall have no rights whatsoever (dividend, voting or otherwise) with respect to Award Shares which have been forfeited under Section 1.3.
1.5 Withholding on Award Shares. If the Recipient is an employee of the Company or a direct or indirect subsidiary of the Company, Recipient hereby agrees that, in consideration for the grant of the Award Shares, the following federal and state income tax withholding provisions shall apply:
(a) Return of Vested Award Shares upon Substantial Vesting Event. Upon the Award Shares becoming “substantially vested” within the meaning of Code §83, unless the Recipient makes an election described in Section 1.5(b) below, the Company shall withhold from the Recipient 40% (in whole shares) from the Vested Award Shares to satisfy the withholding tax obligations imposed on the Company by reason of the vesting of the Award Shares, but not less than the number of whole shares required to satisfy the Company’s minimum tax withholding obligations.
(b) Direct Payment on or prior to Substantial Vesting Event. The Recipient may, on or before the date on which any Award Shares become “substantially vested” within the meaning of Code §83, deliver to the Company cash and/or a check payable to the Company in the amount of all withholding obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of such Award Shares. For the avoidance of doubt, the vesting of the Award Shares under Section 1.2 shall be “substantial vesting” within the meaning of Code §83. Such election shall be made by completing the election form at Exhibit B attached. If the Recipient fails to timely make an election with respect to the vesting of any Award Shares, then the share withholding method specified in Section 1.5(a) shall automatically apply.
1.6 Investment Representations. Recipient hereby represents, warrants, covenants, and agrees with the Company as follows:
(a) The Award Shares being acquired by Recipient will be acquired for Recipient’s own account without the participation of any other person, with the intent of holding the Award Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Award Shares and not with a view to, or for resale in connection with, any distribution of the Award Shares, nor is Recipient aware of the existence of any distribution of the Award Shares;

(b) Recipient is not acquiring the Award Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Award Shares but rather upon an independent examination and judgment as to the prospects of the Company;

(c) The Award Shares were not offered to Recipient by means of publicly disseminated advertisements or sales literature, nor is the Recipient aware of any offers made to other persons by such means;
(d) Recipient is able to bear the economic risks of the investment in the Award Shares, including the risk of a complete loss of Recipient’s investment therein;
(e) Recipient understands that the Award Shares will be issued to Recipient under a registration statement on SEC Form S-8 and is subject to the conditions of such registration and, if the Recipient is deemed to be an “affiliate” of the Company, any resale of the Award Shares by the Recipient will be subject to the limitations of Rule 144 promulgated under the Securities Act of 1933 (the “1933 Act”),
(f) Recipient has such knowledge and experience in financial and business matters that Recipient is capable of evaluating the merits and risks of acquiring the Award Shares hereunder and Recipient is able to bear the economic risk of such acquisition; and
(g) The agreements, representations, warranties, and covenants made by Recipient herein extend to and apply to all of the Award Shares of the Company issued to Recipient pursuant to this restricted stock award. Acceptance by Recipient of such Award Shares shall constitute a confirmation by Recipient that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

2	RESTRICTIONS & FORFEITURE OF AWARD SHARES
2.1 Restrictions on Unvested Award Shares. None of the Unvested Award Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient, except as provided in Section 2.2 below or as otherwise authorized by the Committee in writing, and any attempt to do so with respect to Unvested Award Shares shall be null and void ab initio. Upon a transfer of the Unvested Award Shares, the transferee shall be subject to all provisions of this Restricted Stock Agreement. If Unvested Award Shares are transferred pursuant to the preceding sentence, the Recipient must notify the Committee at least thirty (30) days prior to such transfer, and the Committee may require that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall reasonably require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth elsewhere herein, and that such transferee is subject to and bound by such restrictions and provisions. The restrictions of this Section 2.1 shall not apply to Vested Award Shares.
2.2 Restrictions on Transfer of Award Shares. Award Shares shall be subject to the following transfer restrictions:
(a) General Rule. None of the Award Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient, or if the Award Shares are held or owned of record by a transferee, by such transferee, (either being referred to herein as the “Holder”), except as expressly provided in subsections (b) or (c) below.
(b) Company Permitted Transfers. The Committee may, but shall not be obligated to, approve the transfer of any or all of the Award Shares that would be permissible under the Company’s Form S-8 registration statement with respect to such Award Shares upon the condition that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth herein, and that such transferee is subject to and bound by such restrictions and provisions.
(c) Transfers upon Death. The Award Shares shall be transferred on death of the Holder by bequest or by operation of the laws of descent and distribution. Transfer may also be made in accordance with arrangements the Committee may establish from time to time with the third-party administrator of the Plan, if any, for account designation of beneficiaries.

2.3 Market-Stand-Off Agreement. Recipient agrees that, if requested by the Company and its underwriters, Recipient will enter into a lock-up or similar agreement not to sell or offer to sell any securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act provided that such agreement only applies to the first such registration statement of the Company which includes securities to be sold on the Company’s behalf to the public in an underwritten offering.

3	GENERAL PROVISIONS
3.1 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no Award Shares shall be issued except, in the reasonable judgment of the Board, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.
3.2 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
3.3 Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.
3.4 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
3.5 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
3.6 Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Award Shares or any portion thereof shall be a violation of the terms of this Agreement and shall be null, void and without effect ab initio.

3.7 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
3.8 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
3.9 No Employment Rights Created. Neither the establishment of the Plan nor the award of Award Shares hereunder shall be construed as giving Recipient the right to continued employment with the Company.
3.10 Capitalized Terms. All capitalized terms used in this Agreement shall have the meanings given to them herein or in the Plan.
3.11 No Disclosure Duty. The Recipient and the Company acknowledge and agree that the Company and its directors, officers or employees shall have no duty or obligation to disclose to the Recipient any material information regarding the business of the Company or affecting the value of the Award Shares.
3.12 Tax Consequences. RECIPIENT REPRESENTS THAT RECIPIENT HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH, AND HAS FULLY CONSULTED WITH, RECIPIENT’S OWN TAX CONSULTANTS REGARDING HIS OR HER TAX CONSEQUENCES WITH RESPECT TO THE AWARD SHARES, INCLUDING MAKING A CODE §83(B) ELECTION WITH RESPECT TO THE AWARD SHARES, AND THE RESULTING IMPACT ON RECIPIENT’S PERSONAL TAX SITUATION, PRIOR TO ENTERING INTO THIS AGREEMENT AND THAT RECIPIENT IS RESPONSIBLE FOR HIS OR HER OWN PERSONAL TAX MATTERS AND IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. RECIPIENT UNDERSTANDS THAT RECIPIENT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF RECIPIENT’S RECEIPT AND DISPOSITION OF THE SHARES. RECIPIENT UNDERSTANDS THAT RECIPIENT SHALL BE SUBJECT TO THE WITHHOLDING PROVISIONS OF SECTION 1.5 HEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

COMPANY:	RECIPIENT:
SILA REALTY TRUST, INC.:

By:
Its:

EXHIBIT A
DEFINITIONS
A. Agreement shall mean this Restricted Stock Agreement.
B. Award Shares shall mean the shares of common stock of the Company which are awarded to the Recipient subject to the terms and conditions of this Agreement.
C. Code shall mean the Internal Revenue Code of 1986, as amended from time to time.
D. Common Stock shall mean the common stock of the Company.
E. Company shall mean Sila Realty Trust, Inc., and any successor thereto.
F. Committee shall mean the Compensation Committee of the Board of Directors.
G. Disability shall mean a physical or mental impairment that substantially limits one or more major life activities and prevents the Recipient from performing his or her duties for the Company.
H. Plan shall mean the Carter Validus Mission Critical REIT II, Inc. Amended and Restated 2014 Restricted Share Plan.
H. Recipient shall mean the individual shown on this Agreement as the Recipient.
I. Unvested Award Shares shall mean the Award Shares which have not become vested pursuant to the Vesting Schedule or otherwise.
J. Vested Award Shares shall mean the Award Shares which have become vested pursuant to the Vesting Schedule or otherwise.

EXHIBIT B
WITHHOLDING ELECTION

TO:	Sila Realty Trust, Inc.

RE:	Withholding Election

This election relates to the number of shares of common stock of the Company which will vest on the date noted below (the “Vesting Shares”):

Number of Vesting Shares:

Date of Vesting:

Restricted Stock Agreement:
Restricted Stock Agreement between the Recipient (designated below) and Sila Realty Trust, Inc. (the “Company”).

Date of Agreement:

Total Number of Restricted Shares subject to Restricted Stock Agreement:

I, the undersigned Recipient, hereby certify that:
-My correct name and my current address are set forth at the end of this document.
-I have read and understand the Restricted Stock Agreement and understand that in the absence of an election, tax withholding obligations regarding the Vested Shares subject to the Restricted Stock Agreement will be satisfied by the Company withholding 40% of the number of whole Vested Shares, but not less than the number of whole shares required to satisfy the Company’s minimum tax withholding obligations.
-I do hereby elect to pay to the Company the entire amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of the Vesting Shares (the “Withholding Obligations”) by cash or by check on or before the Date of Vesting.

-I understand that capitalized terms used in this Withholding Election without definition herein shall have the meanings given to them in the Restricted Stock Agreement and in the Plan.

RECIPIENT:
Dated this day of , 20

Recipient’s Address:

Printed Name:

Withholding Election Form